SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

AeroCentury Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

▪☐             Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed

AEROCENTURY CORP.
NOTICE OF
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2020

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of AeroCentury Corp. (the “Company”), which will be held at the Embassy Suites Hotel – San Francisco Airport Waterfront, 150 Anza Blvd., Burlingame, California at 12:00 p.m. (local time) on June 9, 2020, for the following purposes:

1.	To elect two directors to the Company’s Board of Directors;
2.	To approve, in an advisory (non-binding) vote, the Company’s executive compensation as disclosed in the accompanying Proxy Statement;
3.	To ratify the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020; and
4.	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

Although the 2020 Annual Meeting of Stockholders is currently scheduled to occur at the date, time and location stated above, we are currently monitoring matters related to the novel coronavirus (COVID-19) pandemic. Accordingly, we may determine that it is in the best interest of our stockholders to change the date, time or location of the 2020 Annual Meeting of Stockholders, including the possibility of changing to a “virtual” meeting instead of holding the meeting at a physical location. If we determine to make such a change, we will make a public announcement in advance, and details on how to participate will be set forth in a press release issued by us as promptly as practicable and available at www.aerocentury.com/press_releases.php.

The Board of Directors has fixed the close of business on April 1, 2020, as the record date for determining those stockholders who will be entitled to vote at the 2020 Annual Meeting of Stockholders. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s principal executive offices for a period of 10 days prior to the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

A quorum comprising the holders of a majority of the issued and outstanding shares of common stock of the Company on the record date, excluding shares held by the Company as treasury stock, must be present or represented by proxy for the transaction of business at the meeting. Accordingly, it is important that your shares be represented at the 2020 Annual Meeting of Stockholders. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

If you plan to attend the meeting, please call the Company’s Investor Relations Department at (650) 340-1888, so that your name can be placed on the expected attendance list for the meeting. Please read the accompanying proxy materials carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

Sincerely yours,

/s/ Michael G. Magnusson

Michael G. Magnusson
President
April 27, 2020
Burlingame, California

TABLE OF CONTENTS

 VOTING MATTERS AND SOLICITATION

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING AUDITOR

AUDIT COMMITTEE REPORT

INFORMATION REGARDING THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

RELATED PARTY TRANSACTIONS

DELINQUENT SECTION 16(A) REPORTS

CODE OF BUSINESS CONDUCT AND ETHICS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

ANNUAL REPORT ON FORM 10-K

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2020

OTHER MATTERS

AEROCENTURY CORP.
1440 Chapin Avenue, Suite 310
Burlingame, California 94010

PROXY STATEMENT FOR
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2020

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board”) of AEROCENTURY CORP. (the “Company” or “AeroCentury”) of proxies to be voted at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting” or the “Annual Meeting”), which will be held at 12:00 p.m. (local time) on June 9, 2020, at the Embassy Suites, San Francisco Airport Waterfront, 150 Anza Blvd., Burlingame, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders (the “Notice”). You do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about April 27, 2020.

Although the 2020 Annual Meeting of Stockholders is currently scheduled to occur at the date, time and location stated above, we are currently monitoring matters related to the novel coronavirus (COVID-19) pandemic. Accordingly, we may determine that it is in the best interest of our stockholders to change the date, time or location of the 2020 Annual Meeting of Stockholders, including the possibility of changing to a “virtual” meeting instead of holding the meeting at a physical location. If we determine to make such a change, we will make a public announcement in advance, and details on how to participate will be set forth in a press release issued by us as promptly as practicable and available at www.aerocentury.com/press_releases.php.

The Company's 2019 Annual Report, which includes its annual report on Form 10-K for the fiscal year ended December 31, 2019, was mailed to stockholders concurrently with this Proxy Statement. The 2019 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING MATTERS AND SOLICITATION

Record Date and Required Quorum

The close of business on April 1, 2020, was the record date for stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting. As of that date, the Company had 1,545,884 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence at the Annual Meeting of a majority of the issued and outstanding shares of Common Stock, or 772,943 shares, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the 2020 Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

How to Cast and Revoke Your Vote

Voting if you are the Registered Holder of Shares. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Co., you are considered the “stockholder of record” with respect to these shares and the Company is sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the Company by completing the enclosed proxy card or to vote in person at the Annual Meeting. To grant your voting proxy, you should complete, sign and return the enclosed proxy card to the Company.

Voting if you Hold Shares in a Brokerage or Other Nominee Account. If your shares are held by a broker or by a bank or other nominee (each, a “Nominee”) in a brokerage or other account, then you are considered the “beneficial owner” of shares held “in street name.” Your Nominee is considered the stockholder of record with respect to these shares and has forwarded these proxy materials to you. As the beneficial owner of your shares, you have the right to direct your Nominee on how to vote. To direct your Nominee on how to vote your shares, you must follow the procedure explained in the materials provided to you by your Nominee, which procedure generally consists of completing and returning to your Nominee a voting instruction form that was sent to you by your Nominee along with this Proxy Statement. Your Nominee may also have provided information on how to give voting instructions to the Nominee by telephone or online through the Internet. Notwithstanding that your Nominee will be voting your shares on your behalf and as instructed by you, you may still attend the Annual Meeting. If you plan to attend the Annual Meeting and want to vote your shares in person rather than have your Nominee vote your shares on your behalf, you must obtain from your Nominee a proxy card issued in your name with respect to your shares.

Effect of Returning the Proxy Card to the Company. Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to the Company will be voted at the 2020 Annual Meeting in accordance with the instructions of the stockholder of record contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted as follows:

●	FOR the election of the director nominees as described herein under "Proposal 1: Election of Directors";

●
FOR the approval, in an advisory (non-binding) vote, of the Company’s executive compensation as disclosed in this Proxy Statement as described herein under “Proposal 2: Advisory Vote on Executive Compensation”;

●
FOR the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, as described herein under “Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm.”

The Company does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Proxies will confer upon the proxy holders discretionary authority to vote upon matters that may properly be raised at the Annual Meeting but are unknown to the Company as of the date hereof. In addition, proxies will confer upon the proxy holders the authority to adjourn or postpone the Annual Meeting if necessary or advisable to permit further solicitation of proxies in the event there are insufficient shares present to constitute a quorum or insufficient votes at the time of the Annual Meeting to approve any or all of the foregoing items of business.

Revocation of a Previously Submitted Proxy. Any stockholder of record has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting by:

●	Delivering to the Company (to the attention of Harold M. Lyons, Secretary, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010) a written notice of revocation;

●
Delivering to the Company (to the attention of Harold M. Lyons, Secretary, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010) a duly executed proxy or voting instructions bearing a later date than the proxy being revoked; or

●	Attending the Annual Meeting and voting in person.

Any beneficial owner of shares of Common Stock held in street name should follow the instructions provided by your Nominee regarding how to revoke a previously submitted proxy.

Broker Non-Votes

Effect of Broker Non-Votes. A “broker non-vote” occurs when a beneficial owner fails to give its Nominee voting instructions on a proposal and the Nominee lacks discretionary power to vote uninstructed shares on that proposal. Broker non-votes are, in all cases, counted for purposes of determining a quorum for the Annual Meeting. Under the rules of the New York Stock Exchange, however, whether a broker non-vote will occur depends upon whether a proposal is “routine” or “non-routine,” as discussed below.

Non-Routine Matters Presented at the 2020 Annual Meeting. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are considered “non-routine” proposals. As a result, if you are a beneficial owner of your shares of Common Stock, your failure to provide voting instructions to your Nominee in the manner directed by your Nominee will result in your shares not being voted by the Nominee on any of these proposals. Your Nominee has enclosed or otherwise provided to you a voting instruction form for you to use in directing the Nominee on how to vote your shares. Your Nominee may also have provided information regarding how to give voting instructions through the Internet or by telephone.

Routine Matters Presented at the 2020 Annual Meeting. The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 3) is considered a “routine” proposal. As a result, your Nominee has discretionary voting power to vote your shares on this proposal even if you fail to provide voting instructions to your Nominee regarding this proposal. Accordingly, broker non-votes are not expected to occur in the vote on this proposal.

Voting Requirements

Stockholder Vote Required to Approve Proposal 1. The election of directors will be determined by a plurality of the votes cast by the stockholders of record entitled to vote on the election and present in person or represented by proxy at the Annual Meeting. The nominees receiving the greatest number of affirmative votes of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present. Abstentions and broker non-votes, if any, will not be counted toward a nominee’s total and will have no effect on the outcome of Proposal 1.

Stockholder Vote Required to Approve Proposal 2. The proposal to approve the Company’s executive compensation will be approved in an advisory (non-binding) vote if the votes cast in favor exceed the votes cast against the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Stockholder Vote Required to Approve Proposal 3. The proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm will be approved if the votes cast in favor exceed the votes cast against the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

Proxy Solicitation

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, email, or special letter by officers and Company employees for no additional compensation. Although we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and other proxy materials to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Company is, and some Nominees may also be, participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and the Company’s 2019 Annual Report may have been sent to multiple stockholders sharing the same household, unless contrary instructions have been received from one or more of the stockholders. The Company will promptly deliver a separate copy of either such document, and the same documents for the Company’s future annual stockholder meetings if requested, to any stockholder who contacts the Company’s Investor Relations Department at (650) 340-1888 or by mail to 1440 Chapin Avenue, Suite 310, Burlingame, California 94010. If stockholders sharing an address are receiving multiple copies of this Proxy Statement and the Company’s 2019 Annual Report at the stockholders’ household and would like to receive only a single copy of the Company’s proxy materials in the future, the stockholders should contact their Nominee, or the Company’s Investor Relations Department as described above to request delivery of a single copy of the Company’s proxy materials.

PROPOSAL 1: ELECTION OF DIRECTORS

Two of the Company’s five directors will be elected at the 2020 Annual Meeting. The Board of Directors has nominated the nominees set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form “FOR” the director nominees listed below, unless instructions to the contrary are marked on the proxy. In the event that the nominee is unable or declines to serve as a director at the time of the 2020 Annual Meeting, proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any of the nominees listed below are unable or will decline to serve as a director. The term of office of the person(s) elected as director(s) at the Annual Meeting will continue until the Company’s 2023 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until the director's earlier resignation or removal.

Nominees to Board of Directors

Mr. Roy E. Hahn, age 67. Mr. Hahn is the Chair of the Audit Committee and a member of the Compensation Committee and has served on the Board since 2007. Mr. Hahn is currently Managing Director of Marbridge Group, LLC, an alternative investment management firm he founded in 2004. Prior to his founding of Marbridge Group, LLC, he was Managing Director of Chenery Associates, an investment management firm. Mr. Hahn was a Director at Coopers & Lybrand from 1987 to 1988, and a tax partner with that firm from 1989 to 2003. Prior to Coopers & Lybrand, he was a partner at Arthur Young & Co. His educational background includes a Bachelor's Degree in Accounting from San Francisco State University. Mr. Hahn is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

The Board of Directors concluded that Mr. Hahn should serve as a director of the Company because of his knowledge of the Company’s business and history, his status as an “audit committee financial expert,” and his overall expertise in accounting and finance principles and international finance transactions.

Ms. Toni M. Perazzo, age 73. Ms. Perazzo is a member of the Executive Committee of the Board of Directors and has served on the Board since the Company’s inception in 1997. Prior to her retirement in December 2019, she was the Company’s Chief Financial Officer, Treasurer, Senior Vice President-Finance, and Secretary and also President and Chief Financial Officer of JetFleet Management Corp. (“JMC”), a subsidiary of the Company, where she had been an officer in various capacities since 1997. Her prior positions include Assistant Vice President for a savings and loan company, controller of an oil and gas syndicator and a senior auditor with Arthur Young & Co., Certified Public Accountants. She received her Bachelor’s Degree from the University of California at Berkeley, and her Master’s Degree in Business Administration from the University of Southern California. Ms. Perazzo is a certified public accountant and member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

The Board of Directors concluded that Ms. Perazzo should serve as a director of the Company because of her knowledge of the Company’s business, history, capitalization structure and finances, her accounting and audit experience, as well as her many years of experience with JMC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is requesting your advisory approval of the compensation of the Company’s named executive officers as disclosed in the Summary Compensation Table and narrative discussion set forth in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote and is required to be conducted pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are encouraged to carefully review the information concerning the compensation of the Company’s named executive officers set forth in this Proxy Statement under “Information Regarding the Company’s Directors and Officers—Executive Compensation.”

The Company asks you to indicate your support for the compensation of the Company’s named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, the Company requests that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company's Proxy Statement for its 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, is hereby approved on an advisory, non-binding basis.”

While the results of this advisory say on pay vote are not binding, the Board of Directors will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for the Company’s named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2019. The Audit Committee of the Board has appointed the firm to continue in this capacity for the Company’s 2020 fiscal year. Accordingly, this Proposal 3 will be presented at the Annual Meeting to ratify the selection of BDO USA, LLP as the independent registered public accounting firm to audit the accounts and records of the Company for the fiscal year ending December 31, 2020, and to perform other appropriate services as approved by the Audit Committee. In the event that stockholders fail to ratify the selection of BDO USA, LLP, the Audit Committee may reconsider such selection. Even if stockholders ratify the selection of BDO USA, LLP, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of the Company and its stockholders.

A representative of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

INFORMATION REGARDING AUDITOR

Fees

Audit Fees. The aggregate fees accrued by the Company as payable to BDO USA, LLP (the “Auditor”) for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2019, and for the review of the financial statements included in the Company's Forms 10-Q during the 2019 fiscal year were $400,550. The Company did not pay the Auditor for any Sarbanes-Oxley internal controls compliance review.

The aggregate fees accrued by the Company as payable to the Auditor for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2018, and for the review of the financial statements included in the Company's Forms 10-Q during the 2018 fiscal year were $426,000. The Company did not pay the Auditor for any Sarbanes-Oxley internal controls compliance review.

Audit-Related Fees. The Company made no payments to the Auditor for assurance or related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” in the fiscal years ended December 31, 2018 and 2019.

Tax Fees. The Company made no payments to the Auditor for tax-related services, including tax compliance, tax advice, tax planning and preparation of returns, in the fiscal years ended December 31, 2018 and 2019.

All Other Fees. No other fees were paid to the Auditor in the fiscal years ended December 31, 2018 and 2019.

Audit Committee Pre-Approval Policies and Procedures

The retainer agreements between the Company and the Auditor setting forth the terms and conditions of and estimated fees to be paid to the Auditor for audit and tax return preparation services were pre-approved by the Audit Committee at the beginning of the respective engagements. Pursuant to its charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Auditor, except as may be permitted by applicable law. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when expedition of services is necessary. The Auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditor in accordance with this pre-approval, and the fees for the services performed to date. None of the services rendered by the Auditor in 2019 or 2018 were rendered pursuant to the de minimis exception established by the SEC, and all such services were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into such a filing.

The Audit Committee of the Board serves as the representative of the Board of Directors for general oversight of the Company's accounting and financial reporting processes, internal controls, audit process and process for monitoring compliance with laws and regulations. The Audit Committee is solely responsible for the appointment, compensation and oversight of BDO USA, LLP (the “Auditor”). The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Auditor is responsible for expressing an opinion on the fairness and conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee reviewed and discussed the audited financial statements with the Company's management.

2. The Audit Committee discussed with the Auditor the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3. The Audit Committee has received the written disclosures and the letter from the Auditor required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the Auditor its independence from the Company and its management.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Roy E. Hahn, Chair
Evan M. Wallach
David P. Wilson

INFORMATION REGARDING THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

Current Board of Directors

When considering whether directors and nominees have the experience, qualifications, attributes, skills, diversity of experience and background, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth below

The following directors have terms expiring at the Company’s 2021 Annual Meeting of Stockholders:

Mr. David P. Wilson, age 66. Mr. Wilson has been a member of the Company’s Board of Directors and the Audit Committee since February 2015. He also serves as Chair of the Compensation Committee. Mr. Wilson is currently a member of the Board of Directors of Einn Volant Aircraft Leasing LLC. Mr. Wilson retired in 2014 from General Electric Capital Aviation Services (“GECAS”), where he was most recently a Senior Vice President, concentrating on asset sales and aircraft securitizations to a worldwide investor base. Prior to his 21-year career at GECAS, Mr. Wilson spent 8 years at Citicorp's Equipment Finance and Leasing Division as a product specialist in aircraft finance marketing and working on several airline bankruptcies and restructurings. Prior to joining Citicorp in 1985, he held various financial positions at De Lage Landen (formerly Master Lease Corp.) and Air Products and Chemicals at their headquarters. Mr. Wilson started his career at Ernst & Ernst in 1977. He received his Bachelor's Degree in Accounting and Finance from Boston College in 1977 and a MS/MBA in Finance from Drexel University in Philadelphia in 1983.

The Board of Directors concluded that Mr. Wilson should serve as a director of the Company because of his knowledge of the aircraft leasing and finance industry.

Mr. Michael G. Magnusson, age 62. Since 2016, Mr. Magnusson has been the President and a director of the Company and the Managing Director of JMC. Prior to joining the Company and JMC, he was a principal of SAL Solutions, an aircraft leasing consulting firm that he co-founded in 2015. Before that he was with Saab Aircraft, which he joined in 1982 and where he held positions of increasing responsibility culminating in tenure as Chief Executive Officer of Saab Aircraft Leasing from 2001 until 2015. Mr. Magnusson received a Master’s Degree in Aeronautical Engineering in 1982 from KTH Royal Institute of Technology in Stockholm, Sweden.

The Board of Directors concluded that Mr. Magnusson should serve as a director of the Company because of his knowledge of the aircraft leasing industry.

The following director has a term expiring at the Company’s 2022 Annual Meeting of Stockholders:

Mr. Evan M. Wallach, age 65. Mr. Wallach is President and Chief Executive Officer of Global Airfinance Services, Inc., an aviation consulting business he founded in 1998 and returned to in June 2012. Mr. Wallach is the Chair of the Board of Directors of the Company, and a member of the Audit Committee, the Compensation Committee, and the Executive Committee. He has served on the Board since 1997 and was appointed Chair in 2016. From December 2009 until June 2012, Mr. Wallach was Managing Director, Aviation/Transportation Markets at Jefferies & Company, Inc. From 2005 to 2009, Mr. Wallach was a Managing Director, Airline/Aircraft Securities Sales at Guggenheim Capital Markets, LLC, a securities broker/dealer. From 2001 to 2005, he served as Managing Director, Fixed Income Institutional Sales, at Piper Jaffray LLC, and from 1998 to 2001 he served as Vice President, Finance of C-S Aviation Inc., an aviation consulting firm. Mr. Wallach has specialized in aircraft and airline financing for over thirty years, having held senior level positions with The CIT Group, Bankers Trust Company, Kendall Capital Partners, Drexel Burnham Lambert, and American Express Aircraft Leasing. Mr. Wallach received a Bachelor’s Degree in Political Science from State University of New York at Stony Brook and a Master’s Degree in Business Administration from the University of Michigan.

The Board of Directors concluded that Mr. Wallach should serve as a director of the Company because of his knowledge of the Company’s business and history and his expertise in aircraft finance.

Board Meetings and Committees

The Board of Directors of the Company held 22 full board meetings during the fiscal year ended December 31, 2019. During that year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director.

The Company has an Audit Committee, a Compensation Committee and an Executive Committee of the Board of Directors, each of which is discussed below.

Audit Committee. The Audit Committee operates under a charter adopted and approved by the Board of Directors, which is available on the Company’s website at http://www.aerocentury.com/audit.php. The Audit Committee meets with the Company's management and its independent registered public accounting firm to review internal financial information, audit plans and results, and financial reporting procedures. This committee currently consists of Roy E. Hahn (Chair), Evan M. Wallach and David P. Wilson. The Board has determined that Messrs. Hahn, Wallach, and Wilson are independent within the meaning of Sections 803A and 803B(2) of the NYSE American Company Guide.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Hahn, is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC. In the course of his career, as described under “Current Board of Directors” above, Mr. Hahn acquired: (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

The Audit Committee held 7 meetings during the fiscal year ended December 31, 2019.

Compensation Committee.

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and officers and complying with disclosure requirements regarding such compensation, if and when required and in accordance with applicable SEC and stock exchange rules and regulations. The Compensation Committee operates under a charter adopted and approved by the Board of Directors, which is available on the Company’s website at http://www.aerocentury.com/compensation_committee.php. The Compensation Committee currently consists of David P. Wilson (Chair), Roy E. Hahn, and Evan M. Wallach. The Board has determined that Messrs. Wilson, Hahn, and Wallach are independent within the meaning of Sections 803A and 805(c) of the NYSE American Company Guide and Rule 10C-1(b)(1) under the Securities Exchange Act of 1934.

The Compensation Committee held 4 meetings during the fiscal year ended December 31, 2019.

Executive Committee. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors except for those which require action by all of the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law or stock exchange requirements. The Executive Committee currently consists of only two directors, Toni M. Perazzo and Evan M. Wallach, and did not hold any meetings during the fiscal year ended December 31, 2019.

Director Nominations. The Company does not have a formal nominating committee. The independent directors separately consider and make recommendations to the full Board of Directors regarding any candidate being considered to serve on the Board of Directors, and the full Board of Directors reviews and makes a determination regarding such potential candidates. In light of this practice, which is similar to the practices of many boards of directors that have a standing nominating committee, the Board believes it is unnecessary to formally establish such a committee.

The Board has not adopted a formal procedure for considering nominees recommended by stockholders, other than the procedures described herein that are applicable to all director candidates and the procedures set forth in the Bylaws of the Company for stockholder nominations of directors. While the Board of Directors does not have a specific policy for considering nominees recommended by stockholders, this does not mean that a recommendation would not be considered if received from a stockholder. The Board believes that the current informal consideration process is adequate in light of the historical absence of stockholder recommendations of director nominees. In any event, the Board expects there would be no difference between the manner in which the Board of Directors would evaluate a director candidate recommended by a stockholder and a director candidate recommended by any other source, such as an existing member of the Board of Directors or one of the Company’s executive officers.

Although the Board of Directors does not have a formal policy with respect to Board diversity, it strives to constitute the Board with directors who bring to our Company a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, professional, governmental, community involvement, personal and aircraft leasing and finance experiences, as well as directors who have skills and experience that are relevant and helpful to the Company's industry and operations and who have the desire and capacity to actively serve. In addition, the Board is aware of the recently enacted California law requiring publicly held corporations whose principal executive offices are located in California to have at least one female director on their boards by the end of the 2019 calendar year and at least one to three female directors, depending on the size of the board, by the end of the 2021 calendar year. Because our principal executive offices are located in California, we are subject to these requirements. The Company is currently in compliance with this law.

In reviewing a potential candidate for the Board, the Board of Directors considers the individual's experience in the Company's industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate's interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is an individual's integrity, willingness to actively participate and ability to bring to the Company his or her experience and knowledge in areas that are most beneficial to the Board. In addition, the Board recognizes that at least a majority of the Company’s directors must be independent under applicable NYSE American rules, the members of certain Board committees must satisfy enhanced independence and financial expertise standards under applicable NYSE American and SEC rules, and one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules.

Except as described above, there are no specific minimum qualifications that the Board believes must be met by a director nominee. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Board Leadership Structure

The Board believes its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall governance. The Board believes that Evan M. Wallach is best situated to serve as Chair of the Board because he is familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities for the Company, leading the Board in discussions regarding the Company’s business and industry, and focusing the Board on execution of strategy. As an independent director, Mr. Wallach brings a different perspective than the Company’s management on the strategy development for the Company, drawing upon not only his deep knowledge of the Company but also his experience, oversight and expertise from outside the Company and its industry. The Board believes that having a non-executive Chair provides a check and balance on the power of management and therefore enhances the Board’s oversight of Company risks, strategies and policy making.

Board of Directors’ Role in Risk Oversight

The Company is exposed to a number of operational and financial risks, and the Board plays an active role in overseeing management of these risks. The Company’s President (who is a member of the Board of Directors) is directly responsible for a number of operational risks, such as the risks inherent in acquiring, owning, leasing and disposing of used aircraft and engines. The Board regularly receives reports from the President on these risks and works closely with the Company’s management on strategies to manage these risks and to develop contingency plans. The Company’s Chief Financial Officer is directly responsible for a number of financial risks, such as the risks associated with the Company’s credit and liquidity. The Audit Committee and the full Board regularly receive reports from the Chief Financial Officer on these risks and work closely with the Company’s management on strategies to manage these risks and to develop contingency plans. The Board also meets and confers regularly with the Company’s management to identify other risks faced by the Company, and the General Counsel of the Company, the Chief Financial Officer, and outside counsel attend all board meetings as non-voting guests of the Board. The Company believes that this and other interactions with senior management of the Company provide the Board with visibility into and access to the details underlying the risks the Company faces, and thereby enhances the quality of the Board’s risk oversight. Among the risks over which the Board exercises oversight are economic, financial, industrial, legal, and operational risks, including cybersecurity risks.

In addition, the Board performs its risk oversight function in part through its committees, which, except for the Executive Committee, are comprised solely of independent directors. The Audit Committee oversees management of risks related to financial reporting and disclosure processes and accounting policies, as well as certain specific financial risks, such as variable interest rate risk, and risks related to related party or conflict-of-interest transactions. The Compensation Committee oversees management of risks related to compensation policies and practices. The Company believes the role of these Board committees in the Board’s performance of its risk oversight function, as well as the Board’s leadership structure discussed above, which separates the roles of Chair of the Board and President, provide an appropriate level of independent oversight, including risk oversight, of the Company’s management team.

Communication between Stockholders and Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors and does not believe such procedures are necessary at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. Stockholders wishing to communicate to the Board informally can address written correspondence to the Company’s Board of Directors at the Company’s address at 1440 Chapin Avenue, Suite 310, Burlingame, California 94010, Att’n: Board of Directors.

Director Attendance at Annual Meeting

It is the policy of the Company and Board of Directors that directors attend the Annual Meeting and be available for questions from stockholders. All the then-seated directors, including the directors nominated for election, attended the Company’s 2019 Annual Stockholders Meeting. Barring any adjustments to the format of the 2020 Annual Meeting due to social distancing or other restrictions related to the COVID-19 pandemic, it is anticipated that the directors nominated for election at the 2020 Annual Meeting will attend the 2020 Annual Meeting.

Board Independence

If the nominees to the Board of Directors are elected, a majority of the Board of Directors of the Company, consisting of Messrs. Hahn, Wallach, and Wilson, will be independent directors, as defined in Section 803A of the NYSE American Company Guide. Mr. Magnusson and Ms. Perazzo are not considered independent directors due to their employment by the Company within the previous three years.

Involvement in Legal Proceedings

No director, officer or affiliate of the Company, beneficial owner of more than 5% of the Common Stock, or associate of any of the foregoing is involved in a material proceeding as a party adverse to the Company or with a material interest adverse to the Company.

Family Relationships

There are no family relationships among the Company’s directors or executive officers.

Director Compensation

Non-employee board members received an annual fee of $64,000 in 2019, paid in quarterly installments, and were also reimbursed for all reasonable out-of-pocket costs incurred in connection with their attendance at meetings of the Board of Directors. Non-employee members of Board committees also received $3,000 annually for each committee membership, the Audit Committee Chair and Compensation Committee Chair each received an additional $5,500 annually, and the Chair of the Board received an additional $35,000 annually. An officer of the Company who also serves as a Board member does not receive any compensation for Board or committee service. No member of the Company’s Board of Directors receives equity compensation for his or her service as a member of the Company’s Board of Directors or any of its committees.

The table below provides the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2019. The compensation of the Company’s directors who also serve as executive officers of the Company is set forth under “Executive Compensation—Summary Compensation Table” below.

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned orPaid in Cash ($)	Total ($)
Roy E. Hahn	75,500	75,500
Evan M. Wallach	105,000	105,000
David P. Wilson	75,500	75,500

(1) Each of Toni M. Perazzo and Michael G. Magnusson was an officer of the Company and JMC during 2019 and therefore did not receive compensation for service as a member of the Company’s Board of Directors or committee thereof, in accordance with the Company’s director compensation policy. Toni M. Perazzo began receiving compensation as a non-employee Board member in the first quarter of 2020.

Key Employees

For the biography of Michael G. Magnusson, see the description under “Current Board of Directors” above.

Listed below are certain key employees of the Company, who, together with the Company’s executive officers, are responsible for the management of various aspects of the Company’s business. The executive officers and key employees of the Company are generally appointed by, and serve at the direction of, the Board of Directors, with the exception of Mr. Magnusson, the Company’s President, who has an employment agreement with JMC, which sets forth his term of office and other material terms of his employment and compensation.

Mr. Brian J. Ginna, Vice President, Corporate Development, age 51. Mr. Ginna is responsible for all corporate communications, investor relations and public relations of the Company and JMC. Since 1991, Mr. Ginna has been employed with JMC and JMC-affiliated companies in positions of increasing responsibility. Mr. Ginna received a Bachelor’s Degree in Finance from Babson College.

Mr. Harold M. Lyons, Sr. Vice President, Finance, age 61. Mr. Lyons was promoted to the executive officer position of Sr. Vice President, Finance on January 1, 2020. Prior to that, while serving as Vice President, Finance since 2003, he was responsible for overseeing tax accounting and tax analysis as well as Sarbanes-Oxley internal controls compliance review for the Company. Mr. Lyons has been employed by JMC and JMC affiliated companies since 1992. Mr. Lyons was previously a Manager in the Tax Department of Coopers & Lybrand, Certified Public Accountants and, before that, Mr. Lyons was a Manager in the Tax Department of Arthur Young & Co., Certified Public Accountants. He received a Bachelor’s Degree in Business Administration (specializing in Accounting and Applied Economics) and a Master’s Degree in Business Administration (specializing in finance and management science) from the University of California, Berkeley. Mr. Lyons is a certified public accountant and is a member of the American Institute of Certified Public Accountants (and a member of the Tax Section) and of the California Society of Public Accountants.

Mr. Frank Pegueros, Senior Vice President, Operations, age 60. Mr. Pegueros is responsible for negotiation of aircraft acquisitions and aircraft remarketing and sales, as well as drafting of contractual documents. Mr. Pegueros joined JMC and the Company in 2007 and was previously in a variety of positions with United Airlines over a twenty‑year period. Initially as power plant engineer and finally as a senior aircraft sales executive, he was a member of the United's aircraft team responsible for aircraft acquisitions and sales as well as lender negotiations. He is a graduate of Cal Poly State University with BS in Aeronautical Engineering.

Mr. Glenn Roberts, Vice President, Controller, age 55. Mr. Roberts has been responsible for financial accounting and analysis as the Company’s controller since 1997. He has been employed by the Company and JMC and related companies since 1989 in various capacities of increasing responsibility.

Mr. Christopher B. Tigno, General Counsel, age 58. Mr. Tigno is responsible for all legal matters of the Company and JMC and all of its related companies, including supervision of outside counsel, documentation of aircraft asset acquisition transactions, corporate governance, securities matters, risk management and regulatory compliance. Prior to joining the Company, he was Senior Counsel with the law firm of Wilson, Ryan & Campilongo from 1992 to 1996, and before that was associated with the law firm of Fenwick & West from 1988 to 1992 and the law firm of Morrison & Foerster from 1986 to 1988. Mr. Tigno received his Juris Doctor Degree from the University of California at Berkeley, University of California, Berkeley, School of Law, and was admitted to the California Bar in 1986. He also holds a Bachelor's Degree in Chemical Engineering from Stanford University.

Executive Compensation

The following table reports the total compensation for 2018 and 2019 paid by JMC and/or the Company to (1) all individuals serving as the Company’s principal executive officer during 2019 (consisting solely of the Company’s President, Mr. Magnusson), and (2) all other individuals who served as executive officers of the Company at any time in 2019 (consisting solely of the Company’s CFO, Treasurer, Senior VP - Finance & Secretary, Ms. Perazzo in 2019). These two individuals are referred to as the Company’s “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)
Michael G. Magnusson, President of the Company; Managing Director of JMC	20182019	350,000366,462	075,000(3)	3,7203,720	353,720445,182
Toni M. Perazzo, CFO, Treasurer, Senior VP - Finance & Secretary of the Company; President & CFO of JMC(2)	20182019	275,000290,336(4)	00	3,3603,720	278,360294,056

(1)
Consists of a matching contribution under employees’ 401(k) plan and life insurance premiums paid by the Company for each employee.
(2)
 Ms. Perazzo retired from this position on December 31, 2019.
(3)
Amount includes bonus stipulated in employment agreement.
(4)
Amount includes $15,336 in accrued vacation pay.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers consists solely of base salary plus cash bonus payments, if any. No named executive officer of the Company receives equity compensation.

In April of 2019, the Board approved a Bonus Plan for which all employees of the Company were eligible. A bonus pool of $294,500 was established as the maximum potential bonus pool available. The amount to be actually awarded under the Plan was determined based on the Company’s 2019 performance against four target metrics for Company revenue, income, asset on-lease percentage and volume of acquisitions, and a discretionary piece, each weighted at 20%. The metric for revenue growth was fully met and the metric for on-lease percentage of assets surpassed the minimum floor but did not reach the target metric for 2019, and no discretionary amount was added to the pool. Thus, the total bonus pool for 2019 was approximately 24% of the maximum pool bonus amount, or $71,416. The bonus pool allocated to each employee participated in the bonus pool based on a predetermined percentage set by management and approved by the Compensation Committee. Mr. Magnusson and Ms. Perazzo were paid bonuses under this plan in February of 2020, in the amounts of $18,188 and $10,003 respectively.

Role of Compensation Consultant

The Compensation Committee engaged McLagan, an Aon Company, in December 2017 to perform a benchmarking study of the executive officer and director compensation practices of the Company’s peers. The Compensation Committee did not engage McLagan for its determination of the compensation of its named executive officers in 2019; rather, in 2019 and going forward, the Compensation Committee, which consists entirely of non-employee directors, will exclusively determine annual compensation for the Board of Directors and named executive officers, as well as incentive targets and long‑term incentive compensation for the named executive officers and other employees, and, when and if other incentive or other bonus plans are adopted, any bonus or other benefits granted to the named executive officers.

The Compensation Committee considered benchmarking information received from McLagan, including compensation data from a sampling of equipment and aircraft leasing companies, to review its executive compensation practices for fiscal year 2019. In determining the level of salary and incentive compensation, the Compensation Committee will not seek to mechanically tie compensation levels to a formula based upon the chosen sample of companies reviewed or employ any other formulaic process in making compensation decisions. Rather, the Compensation Committee intends to use its subjective judgment based upon a review of all information, including an annual review for each officer of his or her level of responsibility, contributions to the Company’s financial results, adherence to the Company’s business plan, and the Company’s overall performance. The Compensation Committee makes a generalized assessment of these factors and this information is not weighted in any specific manner.

In 2019, using benchmarking information received from McLagan including compensation data from a sampling of equipment and aircraft leasing companies, the Compensation Committee reviewed named executive officer compensation paid by the Company, and based on the recommendations of the Compensation Committee, the current named executive officer compensation was deemed appropriate.

Named Executive Officer Employment Agreements.

Michael G. Magnusson. On May 9, 2019,  AeroCentury Corp. (the “Company”) entered into an Employment Agreement (“Agreement”) with Michael G. Magnusson, its current President and Chief Executive Officer.  The Agreement supersedes and replaces Mr. Magnusson’s prior employment agreement with JetFleet Management Corp. (“JMC”), the management company for the Company.  JMC became a wholly-owned second tier subsidiary of the Company on October 1, 2018, when the Company acquired JetFleet Holding Corp., the parent corporation of JMC. Following is a summary of the terms of the Agreement with Mr. Magnusson, which does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Company Form 8-K report filed with the SEC on May 13, 2019.

●  Term. The initial term of the Agreement expires on December 31, 2021, and is automatically renewable for additional one-year renewal terms unless one party gives the other at least 90 days notice prior to scheduled expiration of the Agreement that it will not be renewed.

●
Termination. The Company may terminate the Agreement at any time for “Cause,” defined as (1) a material breach by Mr. Magnusson of his duties and responsibilities as set forth under this Agreement, resulting from other than Mr. Magnusson's complete or partial incapacity due to Disability (2) gross misconduct, (3) a breach of the Agreement, the Company’s employment standards of conduct or employee manual, (4) neglect of duties under the Agreement, or (5) violation of a federal or state law or regulation applicable to the business of the Company. The Company may terminate Mr. Magnusson's employment for Disability, defined as “any physical or mental incapacitation that results in Mr. Magnusson's inability to perform his duties and responsibilities for the Company for a period in excess of 90 consecutive days or for more than 120 days during any consecutive 12 month period. Mr. Magnusson may terminate his employment with the Company for Good Reason, defined as one of the following events: (i) a material and adverse change in Mr. Magnusson's position, duties, responsibilities, or status; (ii) a material reduction in Mr. Magnusson's salary or benefits then in effect, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company or (iii) the Company materially breaches this Agreement.

●
Annual Compensation/Signing Bonus. Mr. Magnusson’s annual base salary for Fiscal Year 2019 is $375,000, with subsequent year base salary rates to be determined at the sole discretion of the Compensation Committee of the Board of Directors, but in no event less than $375,000. Mr. Magnusson received a $75,000 bonus upon signing of the Agreement.

●
Bonus Compensation. Mr. Magnusson shall be entitled to participate in all executive cash bonus/long term incentive compensation plan approved by the Board of Directors for executive officers and key executives of the Company, when and if established by the Compensation Committee, as determined by good faith negotiation with the Compensation Committee.

●
Severance upon Termination. In the event the Company terminates the Agreement for any reason other than Cause or Disability, or in the event that Mr. Magnusson terminates the Agreement for Good Reason, Mr. Magnusson will be entitled to severance payments equal to his then effective base salary payable on a semi-monthly basis until the date that is the earlier of (i) the scheduled expiration date of the Employment Agreement or (ii) twenty-four months after such event of termination. If Mr. Magnusson commences subsequent employment during such payment period, the payment amounts during such period shall be reduced by an amount equal to 75% of the base compensation received by Mr. Magnusson from his successor employer during the overlapping period of the severance payment period and Mr. Magnusson’s new employment.

Compensation Upon Acquisition of JetFleet.

Prior to the JetFleet Acquisition, the Company received third-party management services from JMC, and therefore had no employees and did not pay any compensation to its executive officers. Upon consummation of the JetFleet Acquisition on October 1, 2018, the Company became responsible for the compensation paid by JMC to JMC’s employees. Prior to the JetFleet Acquisition, Toni M. Perazzo, in her capacity as President of JMC, had sole discretion in determining annual salary and cash bonus amounts for JMC’s employees (other than Mr. Magnusson, who had an employment contract with JMC containing contractual provisions relating to minimum salary and bonus calculation as discussed above), including Ms. Perazzo’s own salary and bonus amounts. Following the JetFleet Acquisition, the compensation of the Company’s executive officers and the bonus and incentive programs applicable to the Company’s employees are being determined by the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 1, 2020, by: (i) each person or entity that is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director and nominee of the Company; (iii) each named executive officer; and (iv) all directors and executive officers of the Company as a group.

Name	No. of Shares (1)	Percentage of Common Stock (2)
Michael G. Magnusson, Director, President	15,000	*
Harold M. Lyons, CFO, Treasurer, Sr. Vice President, Finance and Secretary	3,946	*
Toni M. Perazzo Director, Principal Stockholder (3)	327,374	21.2%
Evan M. Wallach Director	1,770	*
Roy E. Hahn Director	0	*
David P. Wilson Director	1,215	*
All directors and executive officers as a group (6 persons)	349,305	22.6%
Dimensional Fund Advisors LP (4)	84,683	5.5%
----------------------------------
* Less than 1%

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 1, 2020.

(2) For purposes of calculating percentages, 1,545,884 shares, consisting of all of the outstanding shares of Common Stock (excluding Company treasury stock) outstanding as of April 1, 2020, was used.

(3) Includes (i) 16,007 shares of Common Stock held directly by Ms. Perazzo or as beneficiary of a 401(k) custodial account, (ii) 152,433 shares held by an irrevocable trust of which Ms. Perazzo is a beneficial owner; (iii) 152,434 shares held by an irrevocable trust of which a child of Ms. Perazzo is the beneficiary; and (iv) 6,500 shares held in a joint tenancy account with such child. Ms. Perazzo’s mailing address is c/o AeroCentury Corp., 1440 Chapin Avenue Suite 310, Burlingame, California 94010.

(4) Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020 (“Dimensional Schedule 13G”), Dimensional Fund Advisors LP has sole voting power and sole dispositive power with respect to 84,683 shares as of December 31, 2019. According to the Dimensional Schedule 13G, Dimensional Fund Advisors LP, as an investment adviser, furnishes investment advice to four investment companies and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds, but Dimensional disclaims beneficial ownership of such shares. The mailing address is Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

RELATED PARTY TRANSACTIONS

Acquisition of JetFleet by the Company

On October 1, 2018, pursuant to the Agreement and Plan of Merger, dated as of October 26, 2017 (the "Merger Agreement"), by and among the Company, JetFleet and Falcon Landing, Inc., a California corporation and wholly owned subsidiary of the Company ("Merger Sub") and certain other parties, the Company acquired JetFleet (together with its wholly-owned subsidiary, JMC) by way of merger (“Merger”) of JetFleet with Merger Sub, with JetFleet surviving the Merger. The Merger was consummated following the approval and adoption of the Merger and the Merger Agreement by both the JetFleet and AeroCentury stockholders.

Under the terms of the Merger Agreement, each share of JetFleet common stock issued and outstanding immediately before the Merger was cancelled and converted into the right to receive (i) 0.357 shares of AeroCentury Common Stock and (ii) $7.83 in cash. As a result, AeroCentury issued 129,217 shares of its common stock and paid approximately $2.84 million in cash to the former JetFleet stockholders at the closing of the Merger.

Prior to the Merger, JetFleet beneficially owned 214,876 shares of AeroCentury Common Stock, or approximately 15.2% of the then-outstanding shares.

Until its acquisition by the Company in 2018, JMC, the wholly-owned subsidiary of JetFleet, acted as a third-party management company for the Company under the Second Amended and Restated Management Agreement, dated August 17, 2015, between JMC and the Company (the “Management Agreement”), and received management fees, acquisition fees and remarketing expense reimbursements from the Company pursuant to the terms of the Management Agreement totaling $7,010,800 and $3,459,700 in 2017 and 2018 through the date of the Merger, respectively.

Prior to the Merger, the officers of the Company were also officers of JMC and the sole member of JMC’s Board of Directors, Toni M. Perazzo, was on the Board of Directors of the Company. Ms. Perazzo owned or controlled approximately 56% of the outstanding shares of stock of JetFleet, and thus had an indirect ownership interest in JMC of approximately 56%. As a result of her indirect ownership interest in JMC, until the closing of the Merger on October 1, 2018, Ms. Perazzo had an indirect interest in approximately 56% of the management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC, or $3,926,048 and $1,937,432 in 2017 and 2018 through the date of the Merger, respectively. To the extent that the management fees, acquisition fees, and remarketing expense reimbursements paid by the Company to JMC were in excess of JMC’s expenses in managing the Company’s portfolio in each such year, such payments enhanced the value of JMC’s equity, and in turn the value of JetFleet’s equity, to the JetFleet shareholders.

Immediately prior to consummation of the Merger, Ms. Perazzo, as a shareholder of JetFleet, received from JetFleet a dividend of 114,436 shares of AeroCentury Common Stock and $2,114,129 in cash with respect to her shares of JetFleet. Upon consummation of the Merger, in exchange for her shares in JetFleet, Ms. Perazzo received 68,850 shares of AeroCentury Common Stock and $1,536,651 in cash from the Company as a result of the Merger.

Before completion of the JHC Acquisition, in April 2018, the Company, JetFleet and JMC entered into a waiver and reimbursement agreement (the “Waiver/Reimbursement Agreement”), pursuant to which JHC and JMC agreed to waive their right to receive management and acquisition fees (“Contract Fees”) otherwise owed by the Company to JMC pursuant to the Management Agreement for all periods after March 31, 2018 and until consummation of the Merger, and in return, the Company agreed to reimburse JMC for expenses (“Management Expense”) incurred in providing management services set forth under the Management Agreement. During such period, Contract Fees totaled $3,531,000 and Management Expense totaled $2,013,000.

Office Space

The Company maintains its principal office at 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes the Company's officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them in the fiscal year ended December 31, 2019.

CODE OF BUSINESS CONDUCT AND ETHICS

It is the policy of the Company to conduct its affairs in accordance with all applicable laws, rules and regulations of the jurisdictions in which it does business. As part of this policy, the Company maintains a Code of Business Conduct and Ethics, which is available on the Company’s website at http://www.aerocentury.com/code-of-conduct.php.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Requirements for Stockholder Proposals to be Brought Before 2021 Annual Meeting

For stockholder proposals to be properly brought before an annual stockholders meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company pursuant to the provisions of the Company’s Bylaws. To be timely for the 2021 Annual Meeting, notice of any stockholder proposals must be delivered to the Secretary of the Company at the principal executive offices of the Company (1) if the 2021 Annual Meeting is held between May 10, 2021 and July 9, 2021, between the close of business on December 28, 2020 and the close of business on January 27, 2021, or (2) if the 2021 Annual Meeting is not held within these dates, then no later than the close of business on the 90th day prior to the 2021 Annual Meeting or the 15th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made, whichever is later. A stockholder's notice to the Secretary must set forth, as to each matter the stockholder proposes to bring before the 2021 Annual Meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares of the Company’s Common Stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) certain other detailed information as set forth in Article I, Section 7.11 of the Bylaws of the Company.

Requirements for Director Nominations for 2021 Annual Meeting

For nominations by a stockholder of persons for election to the Board of Directors to be properly brought before an annual stockholders meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company pursuant to the provisions of the Company’s Bylaws. To be timely for the 2021 Annual Meeting, notice of any stockholder director nominations must be delivered to the Secretary of the Company at the principal executive offices of the Company by the same deadlines as described under “Requirements for Stockholder Proposals to be Brought Before 2021 Annual Meeting” above.  A stockholder's notice to the Secretary must set forth, as to each person the stockholder proposes to nominate for election as a director, all of the detailed information set forth in Article II, Section 4 of the Company’s Bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials for 2021 Annual Meeting

In order to be considered for inclusion in the Company's proxy materials for the 2021 Annual Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2021 Annual Meeting must be received by the Company no later than December 28, 2020 if the 2021 Annual Meeting is held between May 10, 2021 and July 9, 2021 or, if the 2021 Annual Meeting is not held within these dates, a reasonable time before the Company begins to print and send its proxy materials for the meeting.

Discretionary Voting Authority

If the Company complies and a stockholder submitting a proposal or director nominee as described above does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or director nomination.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is available without charge to each person solicited by this Proxy Statement upon the written request of such person to Investor Relations, AeroCentury Corp., 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2020

The Notice, this Proxy Statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available online at http://www.aerocentury.com/corporate_highlights.php.

OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein, nor has it received any notice of any matter by the deadline prescribed by Rule 14a-4(c)(1) under the Exchange Act. Without limiting the Company’s ability to apply the advance notice provisions in its Bylaws with respect to the procedures that must be followed for a matter to be properly presented at an annual meeting of its stockholders, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,

  /s/ Michael G. Magnusson

Michael G. Magnusson, President
April 27, 2020
Burlingame, California